SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  ------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                         LASER MORTGAGE MANAGEMENT, INC.

           (Exact name of the Registrant as specified in its charter)


            MARYLAND                                   22-3535916
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                  Identification No.)


      51 JOHN F. KENNEDY PARKWAY
        SHORT HILLS, NEW JERSEY                            07078
  (Address of principal executive offices)               (Zip code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ x ]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-35673

        Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                      Name of Each Exchange on Which
     TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED


    Common Stock, $.001 par value                 New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:   None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the common stock of LASER Mortgage Management, Inc. (the "Company") to be registered hereunder is incorporated by reference herein from the description set forth under the caption "Description of Capital Stock" in the Prospectus included within Amendment No. 2 to the Registration Statement of the Company on Form S-11 filed on October 28, 1997 with the Securities and Exchange Commission (Registration No. 333-35673) (the "Registration Statement on Form S-11").

ITEM 2.  EXHIBITS.

     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits were filed with the New York Stock Exchange, but are not being filed with the Securities and Exchange Commission in connection with this Registration Statement:

     1. The Company's Registration Statement on Form S-11 and the exhibits thereto.

     2. The Charter of the Company.

     3. The Bylaws of the Company.

     4. Specimen Common Stock Certificate.


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           LASER Mortgage Management, Inc.
                                           (Registrant)


                                           By:  /S/ MICHAEL L. SMIRLOCK
                                                Michael L. Smirlock
                                                Chief Executive Officer



Date:             November 3, 1997